   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 2000


                                                      REGISTRATION NO. 333-48190

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                            TELETECH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                             7389                            84-1291044
  (State or Other Jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of Incorporation or Organization)     Classification Code Number)            Identification No.)

                        1700 LINCOLN STREET, SUITE 1400
                             DENVER, COLORADO 80203
                                 (303) 894-4000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                            ------------------------

                                JAMES B. KAUFMAN
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            TELETECH HOLDINGS, INC.
                        1700 LINCOLN STREET, SUITE 1400
                             DENVER, COLORADO 80203
                                 (303) 894-4000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                            ------------------------

                                    COPY TO:

                                STEVEN A. COHEN
                             HOGAN & HARTSON L.L.P.
                          ONE TABOR CENTER, SUITE 1500
                            1200 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                                 (303) 899-7300
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement and from time to time as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                 SUBJECT TO COMPLETION, DATED NOVEMBER 22, 2000


                                   PROSPECTUS

                                3,010,544 SHARES

                            TELETECH HOLDINGS, INC.

                                  COMMON STOCK

    This prospectus relates to 3,010,544 shares of our common stock that may be offered for sale or otherwise transferred from time to time by one or more of the selling stockholders identified in this prospectus. The aggregate net proceeds to the selling stockholders from the sale of the shares of TeleTech common stock will equal the sales price of such shares of common stock, less any commissions. See "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. The expenses incurred in registering the 3,010,544 shares of common stock, including legal and accounting fees, will be paid by us.

    All of the 3,010,544 shares of common stock offered hereby were acquired by the selling stockholders from us in connection with our August 31, 2000 acquisition of Contact Center Holdings, S.L., a Spanish provider of systems integration and call center solutions. See "Selling Stockholders."


    Our common stock is listed on the Nasdaq National Market under the symbol "TTEC." The last reported sale price of our common stock on November 21, 2000 on the Nasdaq National Market was $24.875 per share.


    Our principal executive offices are located at 1700 Lincoln Street, Suite 1400, Denver, Colorado 80203, and our telephone number is (303) 894-4000.

    INVESTING IN TELETECH'S COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE ABSENT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES LAWS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


               The date of this prospectus is November 22, 2000.

    YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NEITHER WE NOR THE SELLING STOCKHOLDERS HAVE AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Risk Factors Relating to an Investment in TeleTech Common
  Stock.....................................................      3
Information About TeleTech..................................      7
Recent Events...............................................      9
A Warning About Forward-Looking Statements..................      9
Use of Proceeds.............................................     10
Selling Stockholders........................................     10
Plan of Distribution........................................     11
Legal Matters...............................................     13
Experts.....................................................     13
Where You Can Find More Information.........................     13

    In this prospectus, "TeleTech," the "Company," "we," "us" and "our" refer to TeleTech Holdings, Inc.

                                  RISK FACTORS
               RELATING TO AN INVESTMENT IN TELETECH COMMON STOCK

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, TOGETHER WITH THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, BEFORE DETERMINING WHETHER OR NOT TO PURCHASE TELETECH COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, TELETECH'S BUSINESS AND FINANCIAL CONDITION AND ITS RESULTS OF OPERATIONS COULD BE SERIOUSLY HARMED. IF THAT HAPPENS, THE VALUE OF TELETECH'S COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

TELETECH'S LOSS OF ANY OF ITS MAJOR CLIENTS MAY MATERIALLY REDUCE ITS REVENUES.

    TeleTech strategically focuses its marketing efforts on developing long-term relationships with large and multinational companies in targeted industries. As a result, TeleTech derives a substantial portion of its revenues from relatively few clients. TeleTech cannot assure you that it will not become more dependent on a few significant clients, that TeleTech will be able to retain any of its largest clients, that the volumes or profit margins of its most significant programs will not be reduced, or that TeleTech would be able to replace such clients or programs with clients or programs that generate a comparable amount of profits. Consequently, the loss of one or more of TeleTech's significant clients could have a material adverse effect on the business, results of operations or financial condition of TeleTech.

THE TERMS OF TELETECH'S CONTRACTS WITH ITS CLIENTS DO NOT GUARANTEE A MINIMUM LEVEL OF REVENUE.

    TeleTech's contracts do not ensure that TeleTech will generate a minimum level of revenues, and the profitability of each client program may fluctuate, sometimes significantly, throughout the various stages of such program. Although TeleTech seeks to sign multiyear contracts with its clients, TeleTech's contracts generally enable its clients to terminate the contract, or terminate or reduce customer interaction volumes, on relatively short notice. Although many of such contracts require the client to pay a contractually agreed amount in the event of early termination, TeleTech cannot assure you that it will be able to collect such amount or that such amount, if received, will sufficiently compensate TeleTech for its investment in the canceled program or for the revenues it may lose as a result of the early termination. TeleTech usually is not designated as its client's exclusive service provider; however, TeleTech believes that meeting its clients' expectations can have a more significant impact on revenues generated by TeleTech than the specific terms of its client contracts. TeleTech cannot assure you, however, that it will meet its clients' expectations. In addition, some of TeleTech's contracts limit the total amount TeleTech can charge for its services, and several prohibit TeleTech from providing services to the client's direct competitors that are similar to the services TeleTech provides to such client.

THE SERVICE FEES THAT TELETECH CHARGES ITS CLIENTS MAY NOT COVER THE COSTS TELETECH INCURS IN PROVIDING SERVICES.

    A few of TeleTech's contracts allow TeleTech to increase its service fees if and to the extent certain cost or price indices increase; however, most of TeleTech's significant contracts do not contain such provisions and some contracts require TeleTech to decrease its service fees if, among other things, TeleTech does not achieve certain performance objectives. Increases in TeleTech's service fees that are based upon increases in cost or price indices may not fully compensate TeleTech for increases in labor and other costs incurred in providing services.

TELETECH'S CUSTOMER INTERACTION CENTERS OCCASIONALLY ARE UNDER USED, BUT TELETECH GENERALLY INCURS THE SAME OPERATING COSTS REGARDLESS OF LEVEL OF USE.


    TeleTech's profitability is influenced significantly by its customer interaction center capacity use. TeleTech attempts to maximize use; however, because almost all of TeleTech's business is inbound, TeleTech has significantly higher use during peak (weekday) periods than during off-peak (night and weekend) periods. TeleTech has experienced periods of excess capacity, particularly in its shared customer interaction centers, and occasionally has accepted short-term assignments to use the excess capacity. In addition, TeleTech has experienced, and in the future may experience, at least short-term, excess peak period capacity when it opens a new customer interaction center or terminates or completes a large client program. There can be no assurance that TeleTech will be able to achieve or maintain optimal customer interaction center capacity use. TeleTech generally incurs the same operating costs regardless of the level of use of its customer interaction centers.


IF TELETECH FAILS TO MANAGE EFFECTIVELY ITS RAPID GROWTH THE ACHIEVEMENT OF ITS BUSINESS STRATEGY MAY BE DELAYED.

    TeleTech has experienced rapid growth over the past several years. Future growth, and the pace of that growth, will depend on a number of factors, including TeleTech's ability to (a) initiate, develop and maintain new client relationships and expand its existing client programs; (b) recruit, motivate and retain qualified management and hourly personnel; (c) rapidly identify, acquire or lease suitable customer interaction center facilities on acceptable terms and complete build outs of such facilities in a timely and economic fashion; and
(d) maintain the high quality of the services and products that it provides to its clients. TeleTech cannot assure you that it will be able to effectively manage its expanding operations or maintain its profitability. If TeleTech is unable to effectively manage its growth, its business, results of operations or financial condition could be materially adversely affected.

TELETECH MUST ENHANCE ITS SERVICES AND DEVELOP NEW ONES TO BE SUCCESSFUL IN THE RAPIDLY CHANGING MARKET.


    TeleTech's business is highly dependent on its computer and telecommunications equipment and software capabilities. If TeleTech fails to maintain the superiority of its technological capabilities or to respond effectively to technological changes a material adverse effect on TeleTech's business, results of operations or financial condition could result. TeleTech's continued growth and future profitability will be highly dependent on a number of factors, including TeleTech's ability to (a) expand its existing service offerings; (b) achieve cost efficiencies in TeleTech's existing customer interaction center operations; and (c) introduce new services and products that leverage and respond to changing technological developments. There can be no assurance that technologies or services developed by TeleTech's competitors will not render TeleTech's products or services non-competitive or obsolete, that TeleTech can successfully develop and market any new services or products, that TeleTech's costs and expenses associated with such new services or products will not exceed budgeted costs and expenses related thereto, that any such new services or products will be commercially successful (including that the benefits derived from such new services or products will justify the costs and expenses related thereto) or that the integration of automated customer support capabilities will achieve intended cost reductions.


TELETECH'S SUCCESS DEPENDS ON ITS RETENTION OF KEY PERSONNEL AND ITS ABILITY TO HIRE OTHER KEY PERSONNEL.

    Continued growth and profitability will depend upon TeleTech's ability to maintain its leadership infrastructure by recruiting and retaining qualified, experienced executive personnel. Competition in TeleTech's industry for executive-level personnel is fierce and there can be no assurance that TeleTech will be able to hire, motivate and retain highly effective executive employees, or that TeleTech can do so on economically feasible terms.

TELETECH'S SUCCESS DEPENDS ON THE MAINTENANCE OF GOOD LABOR RELATIONS AND ITS ABILITY TO EFFECTIVELY RESPOND TO HIGH PERSONNEL TURNOVER.

    TeleTech's success is largely dependent on its ability to recruit, hire, train and retain qualified employees. TeleTech's industry is very labor-intensive and has experienced high personnel turnover. A significant increase in TeleTech's employee turnover rate could increase TeleTech's recruiting and training costs and decrease operating effectiveness and productivity. Also, if TeleTech obtains several significant new clients or implements several new, large-scale programs, it would be required to recruit, hire and train qualified personnel at an accelerated rate. TeleTech may not be able to continue to hire, train and retain sufficient qualified personnel to adequately staff new customer management programs. Because a significant portion of TeleTech's operating costs relate to labor costs, an increase in wages, costs of employee benefits or employment taxes could have a material adverse effect on TeleTech's business, results of operations or financial condition. In addition, certain of TeleTech's customer interaction centers are located in geographic areas with relatively low unemployment rates, which could make it more difficult and costly to hire qualified personnel.

THE MARKET TELETECH FACES IS HIGHLY COMPETITIVE AND TELETECH MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

    TeleTech believes that the market in which it operates is fragmented and highly competitive and that competition is likely to intensify in the future. TeleTech competes with small firms offering specific applications, divisions of large entities, large independent firms and, most significantly, the in-house operations of clients or potential clients. A number of competitors have or may develop greater capabilities and resources than those of TeleTech. Similarly, there can be no assurance that additional competitors with greater resources than TeleTech will not enter TeleTech's market. Because TeleTech's primary competitors are the in-house operations of existing or potential clients, TeleTech's performance and growth could be adversely affected if its existing or potential clients decide to provide in-house customer management services that currently are outsourced, or retain or increase their in-house customer service and product support capabilities. In addition, competitive pressures from current or future competitors also could cause TeleTech's services to lose market acceptance or result in significant price erosion, with a material adverse effect upon TeleTech's business, results of operations or financial condition.

TELETECH MAY EXPERIENCE DIFFICULTIES IN COMPLETING ACQUISITIONS AND JOINT VENTURES AND INTEGRATING ACQUIRED COMPANIES AND JOINT VENTURES, WHICH MAY SLOW ITS GROWTH.

    One component of TeleTech's growth strategy is to pursue strategic acquisitions of companies that have services, technologies, industry specializations or geographic coverage that extend or complement TeleTech's existing business. There can be no assurance that TeleTech will be successful in acquiring such companies on favorable terms or in integrating such companies into TeleTech's existing businesses, or that any completed acquisition will enhance TeleTech's business, results of operations or financial condition. TeleTech has faced, and in the future may continue to face, increased competition for acquisition opportunities, which may inhibit TeleTech's ability to consummate suitable acquisitions on favorable terms. TeleTech may require additional debt or equity financing for future acquisitions, which financing may not be available on terms favorable to TeleTech, if at all. As part of its growth strategy, TeleTech also may pursue strategic alliances in the form of joint ventures. Joint ventures involve many of the same risks as acquisitions, as well as additional risks associated with possible lack of control of such joint ventures.

A SYSTEM FAILURE COULD DELAY OR INTERRUPT SERVICE TO TELETECH CLIENTS.

    TeleTech's operations are dependent upon its ability to protect its customer interaction centers, computer and telecommunications equipment and software systems against damage from fire, power loss, telecommunications interruption or failure, natural disaster and other similar events. In the event TeleTech experiences a temporary or permanent interruption at one or more of its customer interaction centers, through casualty, operating malfunction or otherwise, TeleTech's business could be materially adversely affected and TeleTech may be required to pay contractual damages to some clients or allow some clients to terminate or renegotiate their contracts with TeleTech. TeleTech maintains property and business interruption insurance; however, such insurance may not adequately compensate TeleTech for any losses it may incur.

TELETECH'S INTERNATIONAL OPERATIONS SUBJECT IT TO ADDITIONAL RISKS.

    In addition to its operations in the United States, TeleTech currently conducts business in Argentina, Australia, Brazil, Canada, Mexico, New Zealand, Spain, Singapore and the United Kingdom. In addition, a key component of TeleTech's growth strategy is continued international expansion. There can be no assurance that TeleTech will be able to increase its market share in the international markets in which TeleTech currently conducts business and successfully market, sell and deliver its services in additional international markets. In addition, there are certain risks inherent in conducting international business, including exposure to currency fluctuations, longer payment cycles, greater difficulties in accounts receivable collection, difficulties in complying with a variety of foreign laws, unexpected changes in regulatory requirements, difficulties in managing capacity utilization and in staffing and managing foreign operations, political instability and potentially adverse tax consequences. Any one or more of such factors could have a material adverse effect on TeleTech's international operations and, consequently, on TeleTech's business, results of operations or financial condition.

TELETECH HAS EXPERIENCED AND MAY CONTINUE TO EXPERIENCE FLUCTUATIONS IN ITS QUARTERLY OPERATING RESULTS.

    TeleTech has experienced and could continue to experience quarterly variations in revenues as a result of a variety of factors, many of which are outside TeleTech's control. Such factors include the timing of new contracts; labor strikes and slowdowns; reductions or other modifications in its clients' marketing and sales strategies; the timing of new product or service offerings; the expiration or termination of existing contracts or the reduction in existing programs; the timing of increased expenses incurred to obtain and support new business; changes in the revenue mix among TeleTech's various service offerings; and the seasonal pattern of certain of the businesses serviced by TeleTech. In addition, TeleTech makes decisions regarding staffing levels, investments and other operating expenditures based on its revenue forecasts. If TeleTech's revenues are below expectations in any given quarter, its operating results for that quarter would likely be materially adversely affected.

CHANGES IN KEY INDUSTRIES THAT USE TELETECH'S SERVICES MAY NEGATIVELY AFFECT TELETECH'S REVENUES.

    TeleTech generates a majority of its revenues from clients in the telecommunications, technology, transportation, financial services and government services industries. TeleTech's growth and financial results are largely dependent on continued demand for TeleTech's services from clients in these industries and current trends in such industries to outsource certain customer management services. A general economic downturn in any of these industries or a slowdown or reversal of the trend in any of these industries to outsource certain customer management services could have a material adverse effect on TeleTech's business, results of operations or financial condition.

TELETECH'S SUCCESS DEPENDS ON THE SUCCESS OF TELETECH'S CLIENTS' PRODUCTS.

    In substantially all of its client programs, TeleTech generates revenues based, in large part, on the amount of time that TeleTech's personnel devotes to a client's customers. Consequently, and due to the inbound nature of TeleTech's business, the amount of revenues generated from any particular client program is dependent upon consumers' interest in, and use of, the client's products and/or services. Furthermore, a significant portion of TeleTech's expected revenues and planned capacity use relate to recently introduced product or service offerings of TeleTech's clients. There can be no assurance as to the number of consumers who will be attracted to the products and services of TeleTech's clients and who will therefore need TeleTech's services, or that TeleTech's clients will develop new products or services that will require TeleTech's services.

                           INFORMATION ABOUT TELETECH

    TeleTech is a leading provider of eCommerce-enabling customer management solutions for large domestic, foreign and multinational companies. TeleTech helps its clients acquire, serve, retain and maximize their revenue from customers by strategically managing inbound telephone and Internet-based inquiries on their behalf. Such programs include both automated and human-assisted support and involve all stages of the customer relationship. Programs consist of a variety of customer management and product support activities, such as providing new product information, enrolling customers in client programs, providing 24-hour technical and help desk support and resolving customer complaints. TeleTech's customer management solution encompasses the following capabilities:

    - strategic consulting and process redesign;

    - infrastructure deployment including the securing, designing and building of world-class customer interaction centers;

    - recruitment, education and management of client-dedicated customer care representatives;

    - electronic intelligence delivery to clients;

    - engineering operational process controls and quality systems;

    - technology consulting and implementation, including the integration of hardware, software, network and computer-telephony technology; and

    - database management, which involves the accumulation, management and analysis of customer information to deliver actionable marketing solutions.

    TeleTech delivers its customer management services mostly through customer-initiated telephone calls, e-mail and the Internet. Services are provided via automated support and by trained customer care representatives in response to an inquiry that a customer makes by calling a toll-free telephone number, by sending an e-mail message or by clicking on an icon on a Web site asking for immediate help or service.

    Representatives respond to customer inquiries from customer interaction centers using state-of-the-art workstations, which operate on TeleTech's sophisticated technology platform. This technology platform incorporates digital switching, client/server technology, object-oriented software modules, relational database management systems, proprietary call tracking management software, computer telephony integration and interactive voice response.

    In 1999, TeleTech launched CyberCare, an innovative multichannel eCommerce technology platform. CyberCare integrates TeleTech's best of breed software, system integration capabilities and customer management to enable companies to sell to and service their customers on a very large scale anytime, anywhere, over any media. The solution incorporates the full spectrum of Internet communications, including custom e-mail response, chat and extensive Web co-browsing capabilities. Whether a customer sends an e-mail, clicks an icon on a Web site asking for immediate help or service or places a telephone call, CyberCare routes the inquiry to a trained and technology-enabled TeleTech representative. The representative is then able to perform a host of services, including personalized customer care, billing and technical support, online sales, loyalty and affinity programs, real-time product availability and delivery status, Web site support, up-selling, cross-selling and more.

    The primary components of TeleTech's CyberCare solution are as follows:

    - Customer-Centric Platform: TeleTech's customer relationship management software that has been enhanced to manage the various Web-based communications associated with CyberCare;

    - E-mail: Provides automated e-mail responses to customer interactions, or routes customer e-mail to appropriate representative to respond in a personalized fashion;

    - Chat: Allows for representative interaction with the customer real-time over the Web;

    - Web Co-browsing: Provides representatives with the ability to simultaneously view a Web site with the customer and navigate based upon the customer's request for information--a phone call or chat session is simultaneously initiated to interact with the customer during the co-browsing session;

    - Web Call Back: Customers have the ability to click an icon on a Web site to request a phone call back from a representative either immediately or at a specific time;

    - Real-time Training: Incorporates real-time training via the Internet for CyberCare representatives delivered directly to the desktop;

    - Online Reference Library: Provides representatives with access to a searchable online database and comprehensive information resource; and

    - Automated Support: TeleTech's inference-based expert system enables customers to diagnose and resolve support issues via interactive response, e-mail or the Internet.

    TeleTech provides services from customer interaction centers leased, equipped and staffed by TeleTech and from customer interaction centers leased and equipped by its clients and staffed by TeleTech. TeleTech's fully outsourced customer interaction centers serve either multiple clients or one dedicated client. TeleTech typically establishes strategic relationships, formalized by contracts, with selected clients in the telecommunications, technology, transportation, financial services and government services industries. TeleTech targets clients in these industries because of their complex product and service offerings and large customer bases, which require frequent, increasingly sophisticated, customer interactions.

    TeleTech manages its U.S. customer interaction centers through its Technology Command Center in Colorado. The Command Center operates 24 hours a day, seven days a week, and is responsible for monitoring, coordinating and managing TeleTech's U.S. operations. Each U.S. customer interaction center is connected to the Command Center and to other U.S. customer interaction centers through multiple fiber-optic voice/data T-1 circuits to form an integrated and redundant wide area network. This network connectivity provides a high level of security and redundancy that is integral to TeleTech's ability to ensure recovery capabilities in the event of a disaster or structural failure.

    TeleTech has established uniform operational policies and procedures to ensure the consistent delivery of high-quality service at each customer interaction center. These policies and procedures detail specific performance standards, productivity and profitability objectives and daily administrative routines designed to ensure efficient operation. All TeleTech customer interaction centers are designed to operate 24 hours a day, seven days a week. TeleTech believes that recruiting, training and managing full-time representatives who are dedicated to a single client facilitate integration between client and representative, enhance service quality and efficiency and differentiate TeleTech from its competitors.

    TeleTech uses a number of sophisticated applications designed to minimize administrative burdens and maximize productivity. Such applications include a proprietary representative performance system that tracks representative activity at each workstation and a proprietary billing system that tracks time spent on administration, training, data processing and other processes conducted in support of client or internal tasks.

    TeleTech monitors and measures the quality and accuracy of its customer interactions through a quality assurance department located at each interaction center. Each department evaluates, on a real-time basis, approximately 1% of the calls per day. TeleTech also has the ability to enable its clients to monitor customer interactions as they occur. Quality assurance professionals monitor customer interactions and simultaneously evaluate representatives according to criteria mutually determined by TeleTech and the client. Representatives are evaluated and provided with feedback on their performance on a weekly basis and, as appropriate, recognized for superior performance or scheduled for additional training and coaching.

    TeleTech operates seven customer interaction centers in Spain; six customer interaction centers in Canada; three customer interaction centers in Australia; two customer interaction centers in each of Mexico and the United Kingdom; and one customer interaction center in each of Argentina, Brazil, New Zealand and Singapore. A key component of TeleTech's growth strategy is to continue its international expansion, which may include the acquisition of businesses with products or technologies that extend or complement TeleTech's existing businesses.

                                 RECENT EVENTS

    On August 21, 2000, TeleTech entered into a definitive agreement by which TeleTech will acquire Newgen Results Corporation. The acquisition is intended to be treated as a pooling of interests for financial accounting purposes. The pooling of interests method of accounting assumes, for purposes of financial statement presentation, that TeleTech and Newgen have always been combined. Under the terms of the agreement, TeleTech will acquire Newgen for stock in a tax-deferred exchange valued at approximately $200 million or $18 per share for each of share of Newgen common stock outstanding. Each share of Newgen common stock will be exchanged for shares of TeleTech common stock, based on the average price per share of TeleTech common stock prior to closing, subject to a collar. The range of the collar is $22.50 to $37.50. The transaction has been unanimously approved by the Board of Directors of each company and is expected to close in the fourth quarter of 2000 subject to a Newgen stockholder vote, regulatory approvals and other customary closing conditions. TeleTech believes that the merger will provide the combined company with the ability to leverage Newgen's services in international markets using TeleTech's infrastructure, opportunities to expand Newgen's services beyond the automotive industry and potentially greater financial, technological and human resources to develop new products and services.

    On August 31, 2000, TeleTech acquired Contact Center Holdings, S.L., one of Spain's largest privately held customer management companies. Contact Center Holdings is the parent company of Difusio Telemarketing Group SA, Spain's largest customer relations management company. Through seven customer interaction centers, Difusio Telemarketing Group SA services industries complementary to TeleTech's focus, such as telecommunications and financial services. In connection with this acquisition, TeleTech issued 3,263,816 shares of TeleTech common stock as consideration. The transaction will be treated as a pooling of interests for financial accounting purposes. The pooling of interests method of accounting assumes, for purposes of financial statement presentation, that TeleTech and Contact Center Holdings, S.L. have always been combined.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

    TeleTech has made forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) in this document and in documents that are incorporated by reference in this document that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of TeleTech. Also, statements including words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions are forward-looking statements. Stockholders should note that many factors, some of which are discussed elsewhere in this document and in the documents incorporated by reference in this document, could affect the future financial results of TeleTech and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this prospectus include, among others

    - risks relating to the business of TeleTech;

    - other risks and uncertainties set forth under the caption "Risk Factors Relating to an Investment in TeleTech Common Stock;" and

    - general economic, business and market conditions, changes in laws and increased competitive pressure in the customer management and product support industry.

TeleTech does not undertake any obligation to update its forward-looking statements after the date of this prospectus.

                                USE OF PROCEEDS


    All of the shares of TeleTech common stock covered by this prospectus are being offered by the selling stockholders identified in this prospectus. The Company will not receive any proceeds from the sale of the shares by the selling stockholders.


                              SELLING STOCKHOLDERS


    The following table provides the names of the selling stockholders and the number of shares of common stock beneficially owned by each selling stockholder as of November 22, 2000. Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to shares beneficially owned after the offering assumes the sale of all of the shares offered and no other purchases or sales of common stock. Assuming all of the shares offered by this prospectus are sold, no selling stockholder will own shares of TeleTech common stock after this offering in excess of 1% of TeleTech's outstanding common stock.


    All of the selling stockholders received their shares of common stock in connection with our acquisition of all of the outstanding share capital of Contact Center Holdings, S.L. The registration statement to which this prospectus relates is being filed pursuant to a registration rights agreement among us and the selling stockholders. We agreed to file the registration statement covering the shares of common stock received by each selling stockholder in the acquisition, and to keep the registration statement effective until the earlier of (i) August 31, 2001 or (ii) the date that all of the shares covered by the registration statement have been sold by the selling stockholders. During the effectiveness of this registration statement, the selling stockholders have agreed to limit sales on any trading day to that number of shares of TeleTech's common stock not exceeding 25% of one half of the trading volume of TeleTech's common stock as reported by the Nasdaq National Market averaged over ten trading days preceding the date of the sale. This limitation on the number of shares any selling stockholder can sell on any one trading day does not apply to private sales not made on the Nasdaq National Market (or other securities exchange or market).

                                          BENEFICIAL        SHARES        BENEFICIAL
                                           OWNERSHIP         TO BE         OWNERSHIP
SELLING STOCKHOLDERS                   PRIOR TO OFFERING    OFFERED    AFTER OFFERING(2)
--------------------                   -----------------   ---------   -----------------
Millettti S.L.(1)....................      2,203,313       2,032,336        170,977
3i Group PLC.........................        531,834         490,564         41,270
3i EuroPartners II LP................        528,669         487,644         41,025

------------------------

(1) Albert Olle Bartolome is the sole shareholder of Milletti S.L. and he is the General Manager of TeleTech's newly acquired Spanish operations.

(2) These shares were placed in escrow pursuant to an escrow agreement, dated August 31, 2000, to cover post-closing adjustments to the purchase price to be determined as of the one year anniversary of the closing. Should no adjustments to the purchase price be necessary, the selling stockholders will hold these shares outright. These shares are not covered by this registration statement on Form S-3.

                              PLAN OF DISTRIBUTION


    The shares may be sold or distributed from time to time by the selling stockholders named in this prospectus or by their donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The sale price to the public may be:


    - the market price prevailing at the time of sale;

    - a price related to such prevailing market price;

    - at negotiated prices; or

    - such other price as the selling stockholders determine from time to time.

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

    The selling stockholders may offer their shares at various times in one or more of the following transactions, which may include block transactions:

    - in ordinary brokers' transactions and transactions in which the broker solicits purchasers;

    - in transactions involving cross or block trades or otherwise on the Nasdaq National Market or such other market on which the common stock may from time to time be trading (including transactions in which brokers or dealers may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

    - in transactions in which brokers, dealers or underwriters purchase the shares as principal and resell the shares for their own accounts pursuant to this prospectus;

    - in transactions "at the market" to or through market makers in our common stock or into an existing market for the common stock;

    - in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

    - through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

    - in privately negotiated transactions;

    - in short sales or transactions to cover short sales;

    - to lenders pledged as collateral to secure loans, credit or other financing arrangements and any transfers resulting from a subsequent foreclosure, if any, thereunder;

    - in a combination of any of the foregoing transactions; or

    - by any other legally available means.

    The selling stockholders also may sell their shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus. However, Rule 144 requires a one-year holding period before any shares can be sold.

    From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in performance of the secured obligations, the pledgees or secured parties may offer and sell the shares from time to time. The selling stockholders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by selling stockholders who transfer, donate, pledge or grant a security interest in their shares will decrease as and when the selling stockholders take these actions. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees or other successors in interest will be selling stockholders for purposes of this prospectus.

    A selling stockholder may sell short our common stock. The selling stockholder may deliver this prospectus in connection with such short sales and use the shares offered by this prospectus to cover such short sales.

    A selling stockholder or its pledgee, donee, transferee or other successor in interest may enter into hedging transactions with broker-dealers. The broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders, including positions assumed in connection with distributions of the shares by such broker-dealers. A selling stockholder or its pledgee, donee, transferee or other successor in interest also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares. In addition, a selling stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares.

    A selling stockholder or its pledgee, donee, transferee or other successor in interest may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers or use brokers, dealers, underwriters or agents to sell their shares. The broker-dealers acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholders can presently estimate the amount of such compensation.

    The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

    We have advised the selling stockholders that during such time as they may be engaged in a distribution of the shares, they are required to comply with Regulation M under the Exchange Act. With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of the shares.

    We have agreed to indemnify the selling stockholders and any underwriters, brokers, dealers or agents and their respective controlling persons against certain liabilities, including certain liabilities under the Securities Act.

    It is possible that a significant number of shares could be sold at the same time. Such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

    This offering by any selling stockholder will terminate on the date specified in the registration rights agreement with TeleTech or, if earlier, on the date on which the selling stockholders have sold all of their shares registered by this registration statement.

    TeleTech will not receive any proceeds from the sale of the shares covered by this prospectus. TeleTech has agreed to pay all of the expenses incident to the registration of the shares. TeleTech will not pay for the selling stockholders discounts and selling concessions or commissions, if any, or fees and expenses of counsel incurred in respect of selling the shares, if any.

                                 LEGAL MATTERS

    The validity of the shares of common stock offered hereby will be passed upon for TeleTech by Hogan & Hartson L.L.P., Denver, Colorado.

                                    EXPERTS

    The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION


    TeleTech has filed with the SEC a registration statement on Form S-3 (333-48190) of which this prospectus forms a part. The registration statement registers the shares of common stock to be sold or otherwise transferred by the selling stockholders identified in this registration statement. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits not included in this registration statement. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, TeleTech files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any of this information at the following locations of the SEC:


Public Reference Room          New York Regional Office       Chicago Regional Office
450 Fifth Street, N.W.         7 World Trade Center           Citicorp Center
Room 1024                      Suite 1300                     500 West Madison Street
Washington, D.C. 20549         New York, NY 10048             Suite 1400
                                                              Chicago, IL 60661 2511

    You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

    The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including TeleTech, who file electronically with the SEC. The address of that site is http://www.sec.gov.

    The SEC allows TeleTech to "incorporate by reference" information in this document, which means that TeleTech can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this document.

    The documents listed below that TeleTech has previously filed with the SEC are considered to be a part of this prospectus. They contain important information about TeleTech and its financial condition.


TELETECH SEC FILINGS:
---------------------
1999 Annual Report on Form 10-K......  Filed on March 29, 2000
Quarterly Report on Form 10-Q........  Filed on November 14, 2000
Quarterly Report on Form 10-Q........  Filed on May 15, 2000
Quarterly Report on Form 10-Q........  Filed on August 14, 2000
Current Report on Form 8-K...........  Filed on August 25, 2000
Current Report on Form 8-K...........  Filed on September 6, 2000
Current Report on Form 8-K...........  Filed on October 30, 2000
Registration Statement on
  Form 8-A...........................  Filed on July 19, 1996, setting forth the description of TeleTech's common
                                         stock


    TeleTech incorporates by reference additional documents that it may file with the SEC between the date of this prospectus and prior to the termination of the offering. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy materials.

    TeleTech will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus (excluding exhibits that are not specifically incorporated by reference into such information). Any person may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from TeleTech at the following addresses:

TeleTech Holdings, Inc.
1700 Lincoln Street, Suite 1400
Denver, Colorado 80203
Attention: Director of Investor Relations
(303) 894-4000

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than discounts, concessions and brokerage commissions.

SEC registration fee........................................  $21,014
Legal fees and expenses.....................................   20,000*
Accounting fees and expenses................................   20,000*
Miscellaneous...............................................   10,000*
                                                              -------
  Total.....................................................  $71,014*

------------------------

*   Estimated

The Company will bear all of the foregoing expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Delaware General Corporation Law, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

    Although Delaware General Corporation Law permits a corporation to indemnify any person referred to above against expenses (including attorney fees) that are actually and reasonably incurred by such person ("Expenses"), in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is for such expenses only permitted to the extent that the Court of Chancery, or the court in which the action or suit was brought, determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the Court of Chancery, or such other court, deems proper.

    The determination, with respect to a person who is a director of officer at the time of such determination, as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

    Delaware General Corporation Law also provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise defense of any action, suit or proceeding covered by the statute, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In addition, Delaware General Corporation Law provides for the general authorization of advancement of a director's or officer's litigation expenses, subject to an undertaking by such person to repay any such advancements if such person is ultimately found not to have been entitled to reimbursement for such expenses and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. TeleTech's Restated Certificate of Incorporation provides that TeleTech shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware General Corporation Law. TeleTech also is authorized to secure insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, TeleTech maintains liability insurance for the benefit of its directors and officers.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    A list of exhibits is set forth in the Exhibit Index appearing on page II-6 in this registration statement and is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

    The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, such changes in volume and price represent no more than a 20% change in the maximum aggregated offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange

Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on November 22, 2000.


                                                       TELETECH HOLDINGS, INC.

                                                       By:            /s/ SCOTT D. THOMPSON
                                                            -----------------------------------------
                                                                        Scott D. Thompson
                                                                     CHIEF EXECUTIVE OFFICER


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott D. Thompson and Margot O'Dell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-3 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed on November 22, 2000 by the following persons in the capacities indicated:



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ SCOTT D. THOMPSON
     -------------------------------------------       Chief Executive Officer
                  Scott D. Thompson                      (Principal Executive Officer)

                  /s/ MARGOT O'DELL
     -------------------------------------------       Chief Financial Officer
                    Margot O'Dell                        (Principal Financial and Accounting Officer)

               /s/ *KENNETH D. TUCHMAN
     -------------------------------------------       Chairman of the Board
                 Kenneth D. Tuchman

                /s/ *JAMES E. BARLETT
     -------------------------------------------       Director
                  James E. Barlett

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                  /s/ *ROD DAMMEYER
     -------------------------------------------       Director
                    Rod Dammeyer

            /s/ *DR. GEORGE H. HEILMEIER
     -------------------------------------------       Director
               Dr. George H. Heilmeier

               /s/ *MORTON H. MEYERSON
     -------------------------------------------       Director
                 Morton H. Meyerson

                 /s/ *ALAN SILVERMAN
     -------------------------------------------       Director
                   Alan Silverman

                /s/ SCOTT D. THOMPSON
     -------------------------------------------       Director
                  Scott D. Thompson


*By:                  /s/ SCOTT D. THOMPSON
             --------------------------------------
                        Scott D. Thompson
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


     EXHIBIT NO.        EXHIBIT DESCRIPTION
---------------------   -------------------
         5.1            Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares of common stock being registered

        23.1            Consent of Arthur Andersen LLP

        23.2            Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

        24.1            Power of attorney (included on signature page)